                                                                     EXHIBIT 3.1

                                                                      FILED COPY

                          MAIL TO: SECRETARY OF STATE
CHANGE OF NAME                CORPORATIONS SECTION
                           1560 BROADWAY, SUITE 200
                                DENVER, CO 80202
                                 (303) 894-2251
MUST BE TYPED                  Fax (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES            DP871686079

                             ARTICLES OF AMENDMENT           951123248 C $25.00
Please include a typed              TO THE                   SECRETARY OF STATE
self-addressed envelope     ARTICLES OF INCORPORATION        10-05-95   16:25

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Tele-Matic Corporation

SECOND: The following amendment to the Articles of Incorporation was adopted on September 25, 1995, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

      No shares have been issued or Directors Elected - Action by Incorporators
----

      No shares have been issued but Directors Elected - Action by Directors
----

      Such amendment was adopted by the board of directors where shares have ---- been issued.

 x    Such amendment was adopted by a vote of the shareholders. The number of
----  shares voted for the amendment was sufficient for approval.

                                  ARTICLE I

      The name of the corporation is TNETIX, Inc. (the "Corporation").


THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date:
     --------------
           (Not to exceed ninety (90) days from the date of filing)


                                        TELE-MATIC CORPORATION



                                        By  /s/   [ILLEGIBLE]
                                          -------------------------------------
                                                Its       President
                                                     -----------------------
                                                            Title

                        MAIL TO: SECRETARY OF STATE     FOR OFFICE USE ONLY  006
                             CORPORATIONS SECTION
PLEASE INCLUDE A TYPED     1560 BROADWAY, SUITE 200         RECEIVED
SELF-ADDRESSED ENVELOPE       DENVER, CO 80202              1995 OCT 16 PM 3:41
                              (303) 894-2251                SECRETARY OF STATE
MUST BE TYPED                FAX (303) 894-2242             STATE OF COLORADO
FILING FEE: $10.00
MUST SUBMIT TWO COPIES


                           CERTIFICATE OF CORRECTION

Pursuant to the Colorado Business Corporation Act, the undersigned hereby executes the following certificate of correction:

FIRST: The exact name of the corporation is T-NETIX, Inc. organized under the laws of Colorado

SECOND: Description of the documents being corrected (i.e. Articles of Incorporation, Amendment, Merger or other) or an attached copy of the document: Articles of Amendment to the Articles of Incorporation

THIRD:   Date document was filed October 5, 1995.

FOURTH:  Statement of incorrect information:

                                   ARTICLE I

         The name of the corporation is TNETIX, Inc. (the "Corporation").


FIFTH:   Statement of corrected information:

                                  ARTICLE I

         The name of the corporation is T-NETIX, Inc. (the "Corporation").





                                         Signature /s/ JOHN GIANNAULA
                                                  ------------------------------
                                                   John Giannaula


                                         Title  Vice President-Finance/Secretary
                                                --------------------------------

                                                               Revised 7/95